EXHIBIT 10.3

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is entered into as of the 14th day of October, 2021, by and between Tenax Therapeutics, Inc. a Delaware corporation with its principal place of business in North Carolina (“the “Company”), and Michael B. Jebsen, a resident of North Carolina (“Consultant”). The Company and Consultant are sometimes referred to herein each as a “Party” and together as the “Parties.”

WHEREAS, the Company desires to engage Consultant to provide services to the Company as a Special Advisor to the Company’s Chief Executive Officer subject to the terms and conditions of this Agreement; and

WHEREAS, Consultant desires to provide those services to the Company subject to the terms and conditions of this Agreement;

NOW, THEREFORE, for and in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereinafter set forth, the Parties hereto enter into this Agreement and agree as follows.

1. SERVICES. The services to be performed by Consultant as Special Advisor to the Chief Executive Officer under this Agreement will be as set forth on Exhibit A attached hereto and are hereafter referred to as the “Services.” Consultant agrees to perform the Services in a timely and professional manner and at the direction of the Company’s Chief Executive Officer.

2. TERM. The term of this Agreement will be for a period beginning as of October 29, 2021 (the “Effective Date”) and continuing for six (6) months unless earlier terminated pursuant to Section 4 of this Agreement (the “Term”). The Term may be extended upon mutual agreement of the Parties.

3. COMPENSATION. During the Term of this Agreement, the Company will pay Consultant fees for the Services in accordance with the fee schedule that is attached to this Agreement as Exhibit B (the “Consultant Fees”). Consultant will submit monthly invoices to the Company detailing the Services provided, and the Company will make payments of the Consultant Fees earned on or before the tenth (10th) business day after receipt of such invoices. By signing this Agreement, Consultant acknowledges and agrees that he is solely responsible for payment of all required taxes on the Consultant Fees.

4. TERMINATION.

a. Termination by Notice. At any time during the Term, either Party hereto may terminate this Agreement by providing at least thirty (30) days advance written notice of termination to the other Party (“Termination by Notice”). Upon Termination by Notice, the Company will pay Consultant only that portion of the Consultant Fees due to Consultant for Services performed through the effective date of the termination.

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b. Termination for Cause. At any time during the Term, the Company may terminate this Agreement immediately and without advanced notice for “Cause.” For purposes of this Agreement, “Cause” shall mean and include: (i) Consultant’s material breach of this Agreement; (ii) Consultant’s commission of a felony or crime involving moral turpitude; (iii) any act by Consultant involving dishonesty in the performance of the Services, including, without limitation, fraud, misappropriation or embezzlement; (iv) Consultant’s repeated failure or refusal to perform the Services; or (v) any willful or grossly negligent act or omission by Consultant that is injurious to the Company or the Company, including injury to the Company’s reputation. If the Company terminates this Agreement for Cause, the Company will pay Consultant only that portion of the Consultant Fees due to Consultant for Services performed through the effective date of the termination.

c. Other Termination. This Agreement shall terminate immediately upon Consultant’s death or “Disability.” For purposes of this Agreement, “Disability” is defined as Consultant’s inability due to a physical or mental impairment to perform the Services for a period of thirty (30) consecutive days. If this Agreement is terminated due to Consultant’s death or Disability, the Company will pay Consultant only that portion of the Consultant Fees due to Consultant for Services performed through the effective date of the termination.

5. Independent Contractor Status. During the Term, Consultant will be an independent contractor and not the Company’s employee for any purpose, including, but not limited to, the application of the Fair Labor Standards Act’s minimum wage and overtime provisions, the Federal Insurance Contribution Act, the Social Security Act, the Federal Unemployment Tax Act, the provisions of the Internal Revenue Code, and all federal, state and local laws and regulations. Consultant understands that the Company will not be responsible for withholding or paying any federal or state income, social security or other taxes in connection with any compensation paid under this Agreement, and Consultant agrees to pay all such taxes when due. The Company will provide Consultant with a Form 1099 to the extent required by law. Consultant hereby agrees to indemnify and hold the Company harmless from any and all claims, causes of action or other proceedings related to or resulting from Consultant’s failure to pay taxes in compliance with applicable law. Consultant further understands and agrees that Consultant will not be entitled to any medical, disability, pension or other employment benefits made available by the Company to its employees. During the Term, Consultant will retain sole and absolute discretion and judgment in the manner and means of carrying out the Services. Consultant further agrees that during the Term, he has a full opportunity to find other business (so long as such other business is not in violation of this Agreement), and that he will use a high level of skill necessary to perform the Services. During the Term, Consultant will not have the authority to enter into any contract on behalf of the Company or otherwise to bind the Company to any agreement unless expressly authorized in writing to do so, and the Company will not be liable for any obligation incurred by Consultant during the Term. During the Term, Consultant shall indemnify and hold the Company harmless from all claims, losses, injuries or damages, and wages or any other form of compensation (including, without limitation, reasonable attorneys’ fees and costs) arising in connection with any claim, suit or proceeding alleging that Consultant has or had a relationship with the Company other than an independent contracting relationship during the Term.

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6. NO CONFLICTING OBLIGATIONS. Consultant hereby represents that his agreement to the terms of this Agreement will not breach any prior agreement not to compete or solicit customers or employees or to keep in confidence any proprietary information acquired by Consultant in confidence or in trust prior to the execution of this Agreement. Consultant further represents that he has not entered into, and agrees he will not enter into, any agreement, either written or oral, in conflict with this Agreement.

7. WAIVER OF BREACH. Any waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any subsequent breach of that provision or any other provision of this Agreement.

8. CHOICE OF LAW; VENUE. This Agreement is to be governed by the laws of the State of North Carolina without regard to its choice of law provisions. The Parties agree that any litigation arising out of or related to this Agreement will be brought exclusively in any state or federal court in Wake County, North Carolina. Each Party (i) consents to the personal jurisdiction of said courts, (ii) waives any venue or inconvenient forum defense to any proceeding maintained in such courts, and (iii) agrees not to bring any proceeding arising out of or relating to this Agreement or Consultant’s engagement by the Company in any other court.

9. COMPLETE AND FINAL AGREEMENT. This Agreement, including any exhibits, represents the complete and final agreement of the Parties and will control over any other statement, representation or agreement by the Company. This Agreement supersedes any prior negotiations or discussions between the Parties with regard to the subject matter hereof. This Agreement may be amended only in a writing signed by each of the Parties hereto.

10. HEADINGS. The headings or titles to the paragraphs of this Agreement are solely for convenience of reference and shall be ignored when interpreting this Agreement.

11. SEVERABILITY AND CONSTRUCTION. Should any part of this Agreement be declared invalid for any reason by any court of competent jurisdiction, such decision or determination shall not affect the validity of any remaining portion, and such remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion eliminated; provided, that, in the event of a declaration of invalidity, the provision declared invalid shall not be invalidated in its entirety, but shall be observed and performed by the Parties to the extent such provision is valid and enforceable. The Parties hereby agree that any such provision shall be deemed to be altered and amended to the extent necessary to effect such validity and enforceability.

12. VOLUNTARY EXECUTION. Consultant hereby acknowledges that he has read the foregoing Agreement, that he understands its contents, and that he has relied upon or had the opportunity to seek the legal advice of his attorney, who is the attorney of his choosing.

13. COUNTERPARTS. This Agreement may be executed in any number of counterparts and all of such counterparts shall for all purposes constitute one and the same instrument.

14. NOTICES. All notices or demands by any Party relating to this Agreement shall be in writing and shall be deemed effectively given: (a) upon person delivery to the Party to be notified; (b) five (5) days after having been sent by registered mail, postage prepaid, return receipt requested; or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, at its addresses set forth below:

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If to the Company:	Tenax Therapeutics, Inc. ONE Copley Parkway, Suite 490 Morrisville, NC 27560 Attention: Christopher T. Giordano

If to Consultant:	Michael B. Jebsen

The Parties hereto may change the address at which they are to receive notice hereunder, by notice in writing in the foregoing manner given to the other.

[Signature page follows.]

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IN WITNESS WHEREOF, each of the Parties hereto acknowledges having read and understood the contents and effect of this Agreement and has executed this Agreement freely and with full authority duly given, all as of the date first above written.

THE COMPANY: TENAX THERAPEUTICS, INC. By: /s/ Christopher T. Giordano Name: Christopher T. Giordano Title: Chief Executive Officer CONSULTANT: /s/ Michael B. Jebsen (SEAL) Michael B. Jebsen

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EXHIBIT A

THE “SERVICES” DEFINED

Consultant shall make himself available to the Company’s Chief Executive Officer for special projects and requests. Consultant shall be expected to devote no more than twenty (20) hours per week in performing the Services. The Services will include:

•	Assist with questions related to daily operations of the accounting department
•	Assist with processes and procedures related to filing financial statements and other documents with the SEC
•	Assist with other accounting and finance related questions as they arise
•	Any other reasonable assistance to the Company, including to the Chief Financial Officer, as requested by the Chief Executive Officer

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EXHIBIT B

CONSULTANT FEES

Consultant will receive Consulting Fee at the rate of Two Hundred And Seventy Five Dollars ($275.00) per hour.

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